FIRST pactrust BANCORP, INC.™

SNL Community Banking Conference

May 3, 2012

FIRST pactrust BANCORP, INC.

Forward-looking Statements

When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to First PacTrust Bancorp, Inc.'s ("FPTB," "First PacTrust," the "Company," "we," "us" or "our") future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement for the Company's pending acquisition of Gateway Bancorp or the merger agreement for the Company's pending acquisition of Beach Business Bank; (ii) the inability to complete the Gateway Bancorp or Beach Business Bank transaction due to the failure to satisfy each transaction's respective conditions to completion, including the receipt of regulatory approvals; (iii) risks that the Gateway Bancorp or Beach Business Bank transaction disrupts current plans and operations, the potential difficulties in customer and employee retention as a result of the pending transactions and the amount of the costs, fees, expenses and charges related to the proposed transactions; (iv) continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets; (v) the credit risks of lending activities, which may be affected by further deterioration in the real estate markets, may lead to increased loan delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses and require us to materially increase our loan loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas; (viii) changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (ix) fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (x) results of examinations of us by regulatory authorities, and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (xi) legislative or regulatory changes that adversely affect our business, including changes in the interpretation of regulatory capital or other rules; (xii) our ability to control operating costs and expenses; (xiii) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xiv) errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation; (xv) the network and computer systems on which we depend could fail or experience a security breach; (xvi) our ability to attract and retain key members of our senior management team; (xvii) costs and effects of litigation, including settlements and judgments; (xviii) increased competitive pressures among financial services companies; (xix) changes in consumer spending, borrowing and saving habits; (xx) adverse changes in the securities markets; (xxi) earthquake, fire or other natural disasters affecting the condition of real estate collateral; (xxii) the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; (xxiii) inability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxv) war or terrorist activities; and (xxvi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in documents that we file with or furnish to the SEC. You should not place undue reliance on forward-looking statements, and First PacTrust undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

** Estimated, based on consolidated assets as of March 31, 2012 of First PacTrust, Beach and Gateway of $1.1 billion, $298.5 million, and $180.04 million respectively, and assuming that the Beach and Gateway transactions are completed. Assumes $100 million of additional asset growth that could occur at Pac Trust Bank prior to 12/31/12 and while making no assumptions regarding growth or shrinkage (organic or otherwise) that may occur subsequent to March 31, 2012 at Beach or Gateway, which could cause the actual amount of assets at December 31, 2012 to differ materially from the estimated amount.

FIRST pactrust BANCORP, INC.

Company Background Information

- Unitary savings and loan holding company supervised by Federal Reserve Board with $1.08 Billion total assets as of March 31, 2012
- Wholly-owned subsidiary, Pacific Trust Bank (Bank), is a federal savings bank supervised by the OCC and insured by the FDIC
- Headquartered in Irvine, California and primarily serves San Diego, Riverside, Orange and Los Angeles Counties
- Bank originally established in 1941 as Rohr Employees Federal Credit Union; 71 years of continuous operations
- Concurrent with August 2002 IPO of First PacTrust Bancorp, the Bank converted from mutual to stock ownership
- Completed $60 million capital offering and recruitment of experienced community banking team in late 2010 with two raises in 2011 and one debt offering in 2012
- Management has a record of successfully executing dual business strategies of organic growth and M&A
- Common Stock trades on NASDAQ under ticker symbol “BANC”. Part of Russell 2000

Franchise Map: Branches & Offices

Operate 14 banking offices serving San Diego, Los Angeles, Orange, and Riverside Counties
18 banking offices following completion of announced acquisitions of Beach and Gateway Business Bank

Pro Forma Banking Branch Map*



Pasadena
San Bernardino
Pomona
Ontario
Los Angeles
East Los Angeles
Riverside
Torrance
Fullerton
Moreno Valley
Palm Springs
Joshua Tree
Garden Grove
Hemet
Indio
Long Beach
Irvine
Huntington Beach
Mission Viejo
Santa Catalina Island
Oceanside
Vista
Escondido
Anza-Borrego Desert State Park
El Cajon
San Diego
Chula Vista
Tecate

5 De Novo office opened during the past 14 months

- FPTB branch location
- Proposed FPTB branch location
- Gateway depository branch location*
- Beach depository branch location*
- Mission Hills Mortgage office location

*Does not include Gateway's mortgage offices

Pro-forma map with mortgage offices



Seattle
Spokane
WASHINGTON
Great Falls
MONTANA
Helena
Portland
Salem
Eugene
OREGON
IDAHO
Boise
Reno
Sacramento
Stockton
San Jose
CALIFORNIA
Fresno
Las Vegas
Bakersfield
Los Angeles
San Diego
Mexicali
ARIZONA
Phoenix
Tucson
Ensenada
BAJA CALIFORNIA
Nogales

42 Banking and lending offices in 4 states following completion of GBB and BBBC acquisitions

Business Foundation - Philosophy


Scalable Business
Management Team
Mission Statement:
To be the premier community bank in Southern California serving the needs of growing families, high net worth individuals, professionals, small to mid sized businesses and their owners
Strong Balance Sheet
Access to Capital
Market Opportunity

Growth Strategy

1. Organic Growth

- ✓ Increase market penetration within the Bank's primary footprint and expand into neighboring regions
  - —Open new retail banking locations and staff with well known community bankers to attract core deposits
  - —Enhance loan and deposit product set
  - —Establish high quality C&I and community banking relationships
- ✓ Diversify portfolio and prudently deploy capital by originating and selectively purchasing high quality commercial real estate and C&I loans
  - —Hire great talent with strong production and risk management skills
  - —Exploit high market demand resulting from limited supply of lenders in Southern California
  - —Strengthened balance sheet, strong credit and pricing with reduced concentration risk

2. Traditional M&A

- ✓ Selectively explore traditional acquisitions
- ✓ Focus on banks with the following characteristics
  - —Privately held or limited trading liquidity
  - —Subscale (< $1.5 billion in assets)
  - —Enlightened boards and management teams that understand the "new paradigm" in banking as well as the value of partnering with a strong community bank.
- ✓ Strategic benefits to franchise development
  - —Markets
  - —Products
  - —People

Capital Attraction and Asset Growth

Added more than $100 million of new capital and liquidity over the past 18 months

- $60 million pipe deal completed in November 2010. Repaid all $19.3 million of TARO
- $27MM public offering of commons stock in July 2011.
- Issued $32MM of SBLF preferred in August 2011
- $33MM Senior Debt offering in April 2012

Ratio	Q1 11	Q2 11	Q3 11	Q4 11	Q1 12
Total Core Capital	12.10%	11.60%	14.30%	13.08%	11.81%
Tier 1 Risk-based Capital	16.00%	16.00%	19.70%	17.34%	15.85%
Total Risk-based Capital	17.30%	17.20%	20.70%	18.60%	17.10%

Organic and Acquisitive Asset Growth (ooo's)


PacTrust
Beach
Gateway
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$1.73 Billion **
$861
$999
$1,081
$1,250
Q4 2010
Q4 2011
Q1 2012
Q4 2012**

***** See warning regarding forward looking statements***

FIRST pactrust BANCORP, INC.

Organic Loan and Deposit Growth

Outstanding Loan Balances

(amounts in $ millions / % annualized)


$850
$800
$750
$700
$650
$600
$550
$500
5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	Q1 11	Q2 11	Q3 11	Q4 11	Q1 12
End Bal	$671	$672	$696	$776	$828
Avg Bal	$672	$666	$679	$707	$807
Yield	4.56%	4.52%	4.57%	4.55%	4.72%

Outstanding Deposit Balances

(amounts in $ millions / % annualized)


$850
$800
$750
$700
$650
$600
$550
$500
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%

	Q1 11	Q2 11	Q3 11	Q4 11	Q1 12
End Bal	$634	$686	$712	$786	$854
Avg Bal	$639	$661	$705	$747	$814
Cost	0.80%	0.74%	0.76%	0.67%	0.66%

Observations

- Capital markets are open and available to those community banks with scalable balance sheets, quantifiable credit risk and proven management teams.
- Winning business plans need to be reasonable and attainable and cannot rely on unproven or "silly" assumptions.
- Credit risk must be fully understood and accounted for. This can be painful for some.
- While the expected consolidation phase has been slow in gaining traction, new market paradigms will make it difficult for most sub-scale community banks to thrive while meeting investor and regulatory demands.
- Boards that thoughtfully and honestly consider their long-term earnings and growth prospects, dilutive impact of capital raises faced by weak earners, limited to ability to complete a merger of equals or acquisition of other sub-scale banks, and other strategic alternatives will soon conclude that shareholder and customer interests are best served through completion of friendly mergers with scalable community banks like First PacTrust Bancorp.
- Board and management "fatigue" and the realization that sub-scale community banking is no longer viable may serve as a catalyst to help boards abandon the fear and insecurity that has caused them to cling to distant memories and dream of brighter tomorrows as a means of rationalizing continued employments or poor returns for shareholders.

FIRST pactrust BANCORP, INC.™